Exhibit 10.35

AMENDMENT NO. FOUR TO ASSET

PURCHASE AGREEMENT AND CONSENT

EXAGEN DIAGNOSTICS, INC. (“Exagen”) and ROYALTY PHARMA COLLECTION TRUST (“Royalty Pharma”) agree:

Section 1. Background. Cypress Bioscience, Inc. (“Cypress”), Proprius, Inc. (‘‘Proprius”) and Exagen are parties to the Asset Purchase Agreement dated as of October 8, 2010 (as amended by Amendment No. One thereto dated as of March 10, 2011, Amendment No. Two thereto dated as of August 21, 2012 and Amendment No. Three thereto dated as of February 6, 2013 (“Amendment No. Three’’), the “APA”) and the Intellectual Property Security Agreement (as defined in the APA and, together with the APA, the “Agreements”). Royal Pharma is the assignee of Cypress’s interest in the Agreements.

Section 2. Consent. Exagen has informed Royal Pharma that Exagen wishes to enter into a financing arrangement with respect to which Exagen’s obligations will be secured by, among other assets, the Intellectual Property Collateral (as defined in the APA). Notwithstanding any provision of the Agreements, including without limitation Section 5.10 of the APA, to the contrary, Royal Pharma consents to the granting by Exagen of a security interest in and lien on the Intellectual Property Collateral in connection with such financing arrangement and to the filing of financing statements. assignments and the like to perfect such security interest and lien so long as Exagen incurs no monetary obligation under such financing arrangement (other than for nominal transaction costs to be paid at closing) before payment in full of the Secured Promissory Note dated October 8, 2012 (the ‘‘Note”) made by Exagen and payable to the order of Royalty Pharma in the original principal amount of $2,000,000, the outstanding principal amount of which on the date of this Amendment No. Four to Asset Purchase Agreement and Consent (“Amendment No. Four”) is $1,500,000.

Section 3. Release of Lien. Upon payment in full of the Note. the security interest in and lien on the Intellectual Property Collateral in favor of Royalty Pharma (or Cypress as Royalty Pharma’s predecessor in interest) will be automatically terminated and released without further action by Royalty Pharma and Exagen will be authorized to file (a) an assignment to Royalty Pharma of any financing statement covering the Intellectual Property Collateral naming Cypress as secured party, (b) a termination statement with respect to any financing statement covering the Intellectual Property Collateral naming Royalty Pharma as secured party, and (c) any other document or instrument reasonably necessary to give effect to such release.

Section 4. Amendments.

(a) Sections 1 and 2 of Amendment No. Three are replaced in their entirety with the following: “Within five (5) business days after achievement of the CB-CAPS Monitoring Assay Launch Milestone, Purchase shall pay Seller $1,000,000.”

(b) Section 3 of Amendment No. Three is amended by deleting therefrom the reference to “the 2nd Note.”

Section 5. Miscellaneous. Except as expressly amended or consented to hereby, the Agreements and the Ancillary Agreements (as defined in the APA) shall remain unchanged and in full force and effect in accordance with the terms thereof. This Amendment No. Four will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to the principles of conflicts of law) and may be executed in several counterparts, each of which will constitute an original and all of which, when taken together will constitute one agreement.

Section 6. Trustee Capacity of Wilmington Trust Company. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Amendment No. Four is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated as of August 9, 2011, among State Street Custodial Services (Ireland) Limited. as Trustee of Royalty Pharma Select, and Wilmington Trust Company, as owner trustee of Seller, (ii) each of the representations, undertakings and agreements herein made on the part of Seller is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose of binding only Seller and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller under this Amendment No. Four or any related documents.

Dated: October 8, 2013

EXAGEN DIAGNOSGICS, INC.		ROYALTY PHARMA COLLECTION TRUST

By Wilmington Trust Company, not in its individual capacity, but solely in its capacity as owner trustee

By:	/s/ Ron Rocca	By:	/s/ Yvette L. Howell
Its	Ron Rocca	Its	Yvette L. Howell
Assistant Vice President

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